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                                                                   EXHIBIT 23.01


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of ARRIS Group, Inc. for the registration of 21,000,000 shares of its common stock and to the incorporation by reference therein of our report dated February 7, 2002, with respect to the consolidated financial statements and schedule of ARRIS Group, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                                      /s/ Ernst & Young LLP



Atlanta, Georgia
May 16, 2002